                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             SILKNET SOFTWARE, INC.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             SILKNET SOFTWARE, INC.
                              THE GATEWAY BUILDING
                            50 PHILLIPPE COTE STREET
                              MANCHESTER, NH 03101

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 12, 1999

To the Stockholders of Silknet Software, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Silknet Software, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Friday, November 12, 1999, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, Massachusetts 02110, to consider and act upon the following proposals:

     1. To elect a Board of Directors for the ensuing year.

     2. To ratify the selection of the firm of PricewaterhouseCoopers LLP, independent public accountants, as auditors for the fiscal year ending June 30, 2000.

     3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on September 27, 1999 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Patrick J. Scannell, Jr.
                                          Secretary

Manchester, New Hampshire
October 8, 1999

                             SILKNET SOFTWARE, INC.
                              THE GATEWAY BUILDING
                            50 PHILLIPPE COTE STREET
                              MANCHESTER, NH 03101

                                PROXY STATEMENT

                                                                 October 8, 1999

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Silknet Software, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of the Company's stockholders to be held on Friday, November 12, 1999 (the "Annual Meeting") at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, Massachusetts 02110, or at any adjournments thereof. The Company's Annual Report, which includes financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended June 30, 1999, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and form of proxy will be mailed to stockholders on or about October 8, 1999.

     Only stockholders of record at the close of business on September 27, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting or an adjournment thereof. As of the Record Date, an aggregate of 15,600,647 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Silknet Software, Inc., The Gateway Building, 50 Phillippe Cote Street, Manchester, NH 03101, Attention:
Secretary, at or before the taking of the vote at the Annual Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Votes withheld from any nominee for director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

     The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote. On all other matters being submitted to stockholders, the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     The persons named as attorneys-in-fact in the proxy card were selected by the Board of Directors and are officers and/or directors of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors, all as further described in this Proxy Statement. ALL SHARES REPRESENTED BY PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS' INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY PROXIES WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the Record Date: (i) the name of each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) the name of each director or nominee for director of the Company; (iii) the name of each executive officer of the Company named in the Summary Compensation Table set forth below; and (iv) the number of shares beneficially owned by each such person and all directors, nominees for director and executive officers of the Company as a group and the percentage of the outstanding shares represented thereby.

                                                               AMOUNT AND
NAME AND ADDRESS                                               NATURE OF        PERCENT
OF BENEFICIAL OWNER(1)                                        OWNERSHIP(2)    OF CLASS(3)
----------------------                                        ------------    -----------
CMG @Ventures II LLC........................................   2,835,876         18.09%
  c/o CMG Information Services, Inc.
  100 Brickstone Square, 5th Floor
  Andover, MA 01810
Zero Stage Capital V, L.P...................................   1,952,108         12.26%
  101 Main Street
  Kendall Square
  Cambridge, MA 02142
BancBoston Ventures Inc.....................................   1,944,605         12.27%
  175 Federal Street
  10th Floor
  Boston, MA 02110
The Vertex entities(4)......................................   1,028,802          6.55%
  Three Lagoon Drive, Ste. 220
  Redwood City, CA 94065
James C. Wood(5)............................................   1,865,350         11.96%
Guy Bradley(6)..............................................   2,845,876         18.16%
Joo Hock Chua...............................................          --            --
Stanley Fung(7).............................................   1,955,047         12.28%
Andrew Goldfarb.............................................          --            --
Nigel K. Donovan(8).........................................     475,587             *
Patrick J. Scannell, Jr(9)..................................      37,375             *
All directors and executive officers as a group (7
  persons)(10)..............................................   6,784,055         42.19%

---------------
  *  Less than one percent of the outstanding Common Stock.

 (1) Unless otherwise indicated, the address for each beneficial owner is c/o Silknet Software, Inc., The Gateway Building, 50 Phillippe Cote Street, Manchester, NH 03101.

 (2) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

 (3) Applicable percentage ownership as of the Record Date is based upon 15,600,647 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date ("presently exercisable stock options") are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (4) Includes 400,000 shares held by Vertex Investment (II) Ltd., 100,000 shares held by HWH Investment Pte Ltd and 428,802 shares held by Vertex Technology Fund Pte Ltd. Also includes 80,000 and 20,000 shares of common stock issuable upon exercise of warrants held by Vertex Investment (II) Ltd. and HWH Investment Pte Ltd. Vertex Management (II) Pte Ltd., of which Mr. Chua is Vice President/ Assistant General Manager, is the investment manager of the Vertex entities and may be deemed to share voting and investment power with respect to all shares held by the Vertex entities.

 (5) Includes 200,000 shares held by the James C. Wood Grantor Retained Annuity Trust, an aggregate of 20,000 shares held in trust for Mr. Donovan's two children and an aggregate of 7,500 shares held in trust for the three children of Mr. James P. Davis. Mr. Wood disclaims beneficial ownership of all shares held in trust for the children of Messrs. Donovan and Davis. Excludes 25,000 shares issuable pursuant to stock options that are not presently exercisable.

 (6) Includes 2,761,536 shares held by CMG @Ventures II LLC. Also includes 74,340 shares of common stock issuable upon exercise of warrants held by CMG @Ventures II LLC. Mr. Bradley is a managing member of CMG @Ventures II LLC and may be deemed to share voting and investment power with respect to all shares held by CMG @Ventures II LLC. Mr. Bradley disclaims beneficial ownership of such shares. Excludes 10,000 shares issuable pursuant to stock options that are not presently exercisable.

 (7) Includes 1,627,768 shares held by Zero Stage Capital V, L.P. Also includes 324,340 shares of common stock issuable upon exercise of warrants held by Zero Stage Capital V, L.P. Mr. Fung is a managing partner of Zero Stage Capital V, L.P. and may be deemed to share voting and investment power with respect to all shares held by Zero Stage Capital V, L.P. Mr. Fung disclaims beneficial ownership of such shares. Excludes 10,000 shares issuable pursuant to stock options that are not presently exercisable.

 (8) Includes 445,587 shares issuable pursuant to presently exercisable stock options. Excludes 59,063 shares issuable pursuant to stock options that are not presently exercisable.

 (9) Includes 34,375 shares issuable pursuant to presently exercisable stock options. Excludes 140,625 shares issuable pursuant to stock options that are not presently exercisable.

(10) See Notes 5 through 9.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until their successors shall have been elected and shall have qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director or for all directors will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below.

     The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR " THE NOMINEES LISTED BELOW

DIRECTOR'S NAME AND YEAR                               POSITION(S) WITH
DIRECTOR FIRST BECAME A DIRECTOR                          THE COMPANY
--------------------------------                        ----------------
James C. Wood (1995)........      Chairman of the Board, President and Chief Executive Officer
Guy Bradley (1996)..........      Director
Joo Hock Chua (1998)........      Director
Stanley Fung (1996).........      Director
Andrew Goldfarb (1999)......      Director

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth for the nominees for Director and the executive officers of the Company, their ages and current positions with the Company as of the Record Date:

NAME                         AGE                             POSITION
----                         ---                             --------
James C. Wood..............  42    Chairman of the Board, President and Chief Executive Officer
Nigel K. Donovan...........  44    Senior Vice President and Chief Operating Officer
Patrick J. Scannell, Jr....  46    Vice President, Chief Financial Officer, Treasurer and
                                   Secretary
Guy Bradley(1).............  36    Director
Joo Hock Chua(1)...........  43    Director
Stanley Fung(2)............  42    Director
Andrew Goldfarb(2).........  31    Director

---------------
(1) Member of Compensation Committee.

(2) Member of Audit Committee

     James C. Wood founded the Company and has served as Chairman of the Board, President and Chief Executive Officer since the Company's inception in March 1995. From January 1988 until November 1994, he served as President and Chief Executive Officer of CODA Incorporated, a subsidiary of CODA Limited, a financial accounting software company. Mr. Wood also served as a Director of CODA Limited from November 1988 until November 1994.

     Nigel K. Donovan has served as the Company's Senior Vice President and Chief Operating Officer since February 1999. From November 1995 to February 1999 he served as Vice President -- Professional Services. From November 1996 to October 1998, he also served as the Company's Treasurer and from May 1997 to October 1998 as the Company's Chief Financial Officer. In addition, Mr. Donovan served as director from

October 1996 to February 1999. From March 1988 until October 1995, Mr. Donovan served as Vice President -- Professional Services at CODA Incorporated.

     Patrick J. Scannell, Jr. has served as the Company's Chief Financial Officer and Treasurer since November 1998 and was named Vice President and Secretary in February 1999. From September 1992 until October 1998, Mr. Scannell served as Executive Vice President, Chief Financial Officer and Treasurer of Applix, Inc., a customer interaction software company.

     Guy Bradley has served as a director of the Company since October 1996. Mr. Bradley has been affiliated with CMG @Ventures since August 1994. He has been a general partner or managing member of CMG @Ventures since January 1995. He was Director of International Sales and Marketing for Booklink, Inc., an affiliate of CMG @Ventures, from August 1994 to December 1994.

     Joo Hock Chua has served as director of the Company since October 1998. Mr. Chua has been a Vice President/Assistant General Manager at Vertex Management
(II) Pte Ltd since July 1995, a Senior Manager from July 1991 to June 1995 and a Manager from June 1988 to June 1991. Mr. Chua is a director of Ultro Technologies Ltd and ASA Ceramic Ltd, both publicly-listed in Singapore, and several privately held companies in the US, Singapore and the People's Republic of China.

     Stanley Fung has served as a director of the Company since October 1996. Mr. Fung has been with Zero Stage Capital since 1992, as Managing Director since December 1998, as General Partner from October 1994 to December 1998 and as Vice President from April 1992 to October 1994. Mr. Fung is a director of RoweCom Inc. and several privately-held companies.

     Andrew Goldfarb has served as a director of the Company since February 1999. Since March 1997, Mr. Goldfarb has been a Managing Principal at JAFCO America Ventures, Inc. Mr. Goldfarb was employed by Trans National Group, as Vice President from August 1996 to March 1997 and as director of Trans National Ventures, the venture capital division of Trans National Group, from September 1994 to July 1996.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met nine times and acted by unanimous written consent four times during the fiscal year ended June 30, 1999. The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Audit Committee, which oversees the accounting, financial functions and regulatory affairs of the Company, did not hold any meetings during the fiscal year ended June 30, 1999. Messrs. Goldfarb and Fung are the current members of the Audit Committee. The Compensation Committee of the Company, which evaluates the salaries and incentive compensation of management and key employees of the Company and administers the Company's stock plans, met two times during the fiscal year ended June 30, 1999. Messrs. Bradley and Chua are the current members of the Compensation Committee. During the fiscal year ended June 30, 1999, each of the Company's directors attended at least 75 percent of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

      COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and each of the Company's two other most highly compensated executive officers (collectively, the "Named Executive Officers") for fiscal years ended June 30, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                        COMPENSATION AWARDS
                                                                                       ---------------------
                                                           ANNUAL COMPENSATION         SECURITIES UNDERLYING
                                                      -----------------------------         OPTIONS(1)
NAME AND PRINCIPAL POSITION                           YEAR    SALARY($)    BONUS($)        (# OF SHARES)
---------------------------                           ----    ---------    --------    ---------------------
James C. Wood.......................................  1999     186,122     100,000                 --
  Chairman of the Board, President                    1998     140,881          --                 --
  and Chief Executive Officer                         1997     139,994          --                 --

Nigel K. Donovan....................................  1999     158,290     100,000             45,000
  Senior Vice President and Chief                     1998     120,750          --                 --
  Operating Officer                                   1997     120,000          --                 --

Patrick J. Scannell, Jr.(2).........................  1999     106,375     100,000            150,000
  Vice President, Chief Financial                     1998          --          --                 --
  Officer, Treasurer and Secretary                    1997          --          --                 --

---------------
(1) The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts to the Named Executive Officers during the fiscal years ended June 30, 1999, 1998 and 1997.

(2) Mr. Scannell commenced employment with the Company in November 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning grants of stock options pursuant to the Company's Employee Stock Option Plan dated August 8, 1995 (the "1995 Option Plan") and the Company's 1999 Stock Option and Incentive Plan, as amended (the "1999 Stock Incentive Plan") to the Named Executive Officers during the fiscal year ended June 30, 1999. Six months after the date of grant, 12.5% of the shares underlying such options become exercisable. The remaining shares become exercisable in 42 equal monthly installments thereafter. The Company did not grant any stock appreciation rights in the fiscal year ended June 30, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                  NUMBER OF     PERCENT OF                                 ANNUAL RATES OF STOCK
                                  SECURITIES   TOTAL OPTIONS                                PRICE APPRECIATION
                                  UNDERLYING    GRANTED TO     EXERCISE OR                  FOR OPTION TERM(3)
                                   OPTIONS     EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------
NAME                              GRANTED(#)    FISCAL YEAR    ($/SHARE)(2)      DATE         5%          10%
----                              ----------   -------------   ------------   ----------   ---------   ---------
James C. Wood(1)................        --           --              --              --          --          --
Nigel K. Donovan................    45,000         3.2%           $1.75         8/19/08    $ 49,525    $125,507
Patrick J. Scannell, Jr.........   100,000         7.2%           $1.75         11/2/08    $395,113    $732,810
                                    50,000         3.6%           $5.50         2/22/09    $321,175    $674,310

---------------

(1) The Company did not grant any stock options to Mr. Wood during the fiscal year ended June 30, 1999.

(2) The exercise price per share of each option was determined by the Board of Directors to be equal to the fair market value per share of Common Stock on the date of grant. These options have a term of ten years from the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. This table does not take into account any appreciation in the price of the Common Stock since the date of grant.

FISCAL YEAR-END STOCK OPTION VALUES

     There were no stock options exercised by any of the Named Executive Officers during the fiscal year ended June 30, 1999. The following table sets forth certain information with respect to the value of options held by such officers at the fiscal year end based upon the last reported sales price for the Company's Common Stock on June 30, 1999.

                      FISCAL YEAR-END STOCK OPTION VALUES

                                                    NUMBER OF
                                              SECURITIES UNDERLYING           VALUE OF UNEXERCISED,
                                               UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                                AT FISCAL YEAR END           AT FISCAL YEAR END($)(1)
                                           ----------------------------    ----------------------------
NAME                                       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                       -----------    -------------    -----------    -------------
James C. Wood............................         --              --                --             --
Nigel K. Donovan.........................    411,602          68,048       $14,133,964     $2,277,518
Patrick J. Scannell, Jr..................     14,583         135,417           477,593      4,247,407

---------------
(1) Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock as quoted on The Nasdaq Stock Market of $34.50 per share on June 30, 1999, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the Named Executive Officers upon exercise of options.

EMPLOYMENT ARRANGEMENTS

     The Company has entered into an employment agreement and a noncompetition, confidentiality and inventions agreement (the "Agreements") with each of its Named Executive Officers. Each employment agreement provides for the payment of salary and bonus, terminates on June 30, 2001 unless earlier terminated and may be extended upon mutual agreement of the parties. In addition, each employment agreement provides that if the officer is terminated without just cause, as defined in each employment agreement, the officer will receive a severance payment equal to twelve months salary. Finally, in the event of an acquisition, as defined in each employment agreement, if the officer (i) is not offered employment by the acquiring corporation in a comparable position and at a comparable salary; or (ii) is terminated at any time for other than just cause within twelve months following the completion of the acquisition, the officer will receive a severance payment equal to twelve months salary and all unvested options held by the officer will accelerate and become exercisable for a period of six months.

     The Agreements also include certain restrictive covenants for the benefit of the Company relating to non-disclosure by the officer of the Company's confidential business information and the Company's right to inventions and technical improvements made by the officer. The Agreements also contain a provision prohibiting the officer from soliciting employees or customers of the Company for a period of two years after any termination of the officer's employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee. The Compensation Committee during fiscal year 1999 was comprised of Messrs. Bradley and Chua, both of whom are non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering the Company's stock plans and reviewing and approving compensation matters concerning the executive officers and key employees of the Company. This report addresses the compensation policies determined by Messrs. Bradley and Chua for fiscal year 1999 as they applied to Mr. Wood, in his capacity as President and Chief Executive Officer of the Company, and other officers of the Company.

     Overview and Philosophy. The Company uses its compensation program to achieve the following objectives:

     - To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve the Company's strategic objectives, as determined by the Board of Directors.

     - To align the interest of officers with the success of the Company.

     - To align the interest of officers with stockholders by including long-term equity incentives.

     - To increase the long-term profitability of the Company and, accordingly, increase stockholder value.

     Compensation under the executive compensation program is comprised of cash compensation in the form of base salary, annual cash incentive bonuses, and long-term incentive awards in the form of stock option grants. It is the Compensation Committee's objective to have a portion of each officer's cash compensation contingent upon the achievement of specific predetermined corporate objectives as well as upon each officer's individual level of performance. In addition, the compensation program includes various other benefits, including medical and insurance plans, the Company's 401(k) Plan, the 1995 Option Plan, the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan, which plans are generally available to all employees of the Company.

     The principal factors which the Compensation Committee considered with respect to each officer's compensation package for fiscal year 1999 are summarized below. The Compensation Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

     Base Salary. Compensation levels for each of the Company's officers, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Company's past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies. Generally, salary decisions for the Company's officers are made near the end of each fiscal year.

     Base salaries for the fiscal year ended June 30, 1999 were determined by the Compensation Committee after considering the base salary level of the officers in prior years, and taking into account for each officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation for each officer. Base salary levels for each of the Company's officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

     Bonus Compensation. The Company's executive officers are eligible for an annual cash bonus based on the Company's achievement of predetermined corporate objectives, individual performance, and on a comparison of each executive's actual performance against his performance objectives.

     Stock Options. The Compensation Committee believes that stock option participation aligns officers' interests with those of the stockholders. In addition, the Compensation Committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, in the form of stock options, allows the officers to share in any appreciation in the value of the Company's Common Stock. The Committee generally grants options that become exercisable over a four year period as a means of encouraging executives to remain with the Company and promote its success. In general, the Compensation Committee awards executives of the Company stock options with exercise prices equal to the market price of the Common Stock on the date of grant. As a result, executives will benefit from these stock option grants only to the extent that the price of the Company's Common Stock increases and the Company's stockholders have also benefited.

     When establishing stock option grant levels, the Compensation Committee considers general corporate performance, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

     It is the standard policy of the Company to grant an initial stock option grant to all executive officers at the time they commence employment consistent with the number of options granted to executive officers within and without the industry at similar levels of seniority. In addition, the Compensation Committee may from time-to-time make performance-based grants as it deems appropriate. In making such performance-based grants, the Compensation Committee considers individual contributions to the Company's financial, operational and strategic objectives.

     Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees, including executive officers of the Company.

     Chief Executive Officer Compensation. In fiscal year 1999, the Company's President and Chief Executive Officer, James C. Wood, received a base salary of $186,122, which represents an increase of $45,241 or 32.1% over his 1998 base salary. The base salary is believed by the Committee to be consistent with the range of salary levels received by executives in a similar capacity in companies of comparable size and stage of development. Mr. Wood received bonus compensation of $100,000, which was determined based on corporate performance and the achievement of various milestones in the Company's growth and development over the year, including the Company's initial public offering in May 1999.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deduction to the Company to $1 million for compensation paid to any of the Named Executive Officers unless certain requirements are met. The Compensation Committee has considered these requirements and the regulations. It is the Compensation Committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes. The Compensation Committee believes that any compensation deductions attributable to options granted under the 1999 Stock Incentive Plan currently qualify for an exception to the requirements of Section 162(m).

                                          Respectfully Submitted by the
                                            Compensation Committee:

                                          Guy Bradley
                                          Joo Hock Chua

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Bradley and Chua, both non-employee directors, comprise the Compensation Committee of the Board of Directors. No person who served as a member of the Compensation Committee was, during the fiscal year ended June 30, 1999, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.
                                        9

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company, who currently consist of Messrs. Bradley, Chua, Fung and Goldfarb, are reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings. Such non-employee directors are also eligible for participation in the Company's 1999 Non-Employee Director Stock Option Plan.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering on May 5, 1999 through June 30, 1999, with the cumulative total return of the Nasdaq Stock Market--U.S. Index and the H&Q Internet Index. The comparison assumes $100 was invested on May 5, 1999 at the $15.00 initial offering price in the Company's Common Stock and in each of the foregoing indices and assumes dividends, if any, were reinvested.

      COMPARISON OF CUMULATIVE TOTAL RETURN AMONG SILKNET SOFTWARE, INC.,
        NASDAQ STOCK MARKET--U.S. INDEX AND THE H&Q INTERNET INDEX(1)(2)
                              [GRAPH APPEARS HERE]

                                                               5/5/99    6/30/99
                                                               ------    -------
         Silknet Software, Inc...............................  100.00    270.00
         H&Q Internet........................................  100.00     95.68
         Nasdaq Stock Market--U.S............................  100.00    106.38

---------------
(1) Prior to May 5, 1999 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Hambrecht & Quist, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                   PROPOSAL 2

                     RATIFICATION OF SELECTION OF AUDITORS

     Subject to ratification by the stockholders, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified accountants, to serve as auditors for the fiscal year ending June 30, 2000. It is expected that a member of the firm of PricewaterhouseCoopers LLP will be present at the Annual Meeting with an opportunity to make a statement if so desired and will be available to respond to appropriate questions from the Company's stockholders.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                 VOTE "FOR" THE RATIFICATION OF THIS SELECTION

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and holders of more than 10% of the Company's Common Stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to the period ended June 30, 1999, the Company believes that all Reporting Persons complied with Section 16(a) filing requirements in the period ended June 30, 1999.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders for the fiscal year ending June 30, 2000 must be received no later than the close of business on June 10, 2000 at the Company's principal executive offices in order to be included in the Company's proxy statement for that meeting. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested to Silknet Software, Inc., The Gateway Building, 50 Phillippe Cote Street, Manchester, NH 03101, Attention:
Secretary.

     Under the Company's by-laws, stockholders who wish to make a proposal at the Annual Meeting of Stockholders for the fiscal year ending June 30, 2000, other than one that will be included in the Company's proxy materials, must notify the Company no earlier than the close of business on May 11, 2000 and no later than June 10, 2000. If a stockholder who wishes to present a proposal fails to notify the Company by June 10, 2000, the stockholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's by-laws, the proposal is brought before the annual meeting of stockholders, then under the proxy rules of the Securities and Exchange Commission (the "SEC"), the proxies solicited by management with respect to the next annual meeting of stockholders will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons appointed as proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

                           INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Stock Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                           EXPENSES AND SOLICITATION

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

     The contents and the sending of this Proxy Statement has been approved by the Board of Directors of the Company.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 filed with the Securities and Exchange Commission will be sent without charge upon written request directed to Silknet Software, Inc., The Gateway Building, 50 Phillippe Cote Street, Manchester, NH 03101, Attention:
Secretary.

Manchester, New Hampshire
October 8, 1999

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                                     PROXY

                             SILKNET SOFTWARE, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 12, 1999

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby appoints James C. Wood and Patrick J. Scannell, Jr., and each or both of them, proxies, with full power of substitution, to vote all shares of Silknet Software, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, November 12, 1999 at 10:00 A.M. at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 8, 1999, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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

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PLEASE MARK
VOTES AS IN THIS
EXAMPLE.

/ X /


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS DESCRIBED IN
ITEM 1, FOR THE PROPOSAL IN ITEM 2, AND IN THE JUDGMENT OF THE PROXIES NAMED HEREIN WITH RESPECT TO ITEM 3.

1. To elect five directors to the Company's Board of Directors to serve for a term of one year or until successors are elected and qualified.

FOR            WITHHELD       Nominees: James C. Wood
                                        Guy Bradley
/ /              /  /                   Joo Hock Chua
                                        Stanley Fung
                                        Andrew Goldfarb




                              ------------------------------------------------
                              For both nominees except as noted above


2. To ratify the selection of the firm of PricewaterhouseCoopers LLP, independent public accountants, as auditors for the fiscal year ending June 30, 2000.


FOR            AGAINST        ABSTAIN
/ /             /  /           /  /


3. To transact such other business as may properly come before the meeting and any adjournment thereof.




                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /


Signature: __________   Date:_________ Signature: ______________ Date:__________


Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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